                                 EXHIBIT 2.1

                                                                    EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                            dated as of May 15, 1997

                                  by and among

                             RADIANT SYSTEMS, INC.
                         ReMACS ACQUISITION CORPORATION
                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

                                      and

                          EACH OF THE SHAREHOLDERS OF
                RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC.

                                                 EXHIBITS


         EXHIBIT A                  Company and Shareholders' Certificate
         EXHIBIT B                  Secretary's Certificate of the Company
         EXHIBIT C                  Form of Officer's Certificate of Parent and the Merger Sub
         EXHIBIT D                  Form of Secretary's Certificate of Parent and the Merger Sub
         EXHIBIT E                  Shareholder Investment Letter
         EXHIBIT F                  Form of Term Notes
         EXHIBIT G                  Allocation of Merger Consideration

          ** Certain schedules and exhibits are not included with this filing. A copy of any omitted exhibit or schedule will be furnished supplementally to the Commission upon request. **

                  This AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of May 15, 1997, is made and entered into by and among RADIANT SYSTEMS, INC., a Georgia corporation ("Parent"), ReMACS ACQUISITION CORPORATION, a Georgia corporation and wholly-owned subsidiary of Parent ("Merger Sub"), RESTAURANT MANAGEMENT AND CONTROL SYSTEMS, INC., a California corporation (the "Company") and each of the shareholders of the Company, all individuals presently residing in the State of California (each individually a "Shareholder" and collectively the "Shareholders"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 10.01.

                  WHEREAS, Shareholders own one thousand fifty (1,050) shares of common stock, no par value per share, of the Company, constituting all issued and outstanding shares of capital stock of the Company (such shares being referred to herein as "Company Common Stock" or the "Shares"); and

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance of such combination, the Boards of Directors of Parent and Merger Sub have each approved the merger of the Company with and into Merger Sub (the "Merger") in accordance with the applicable provisions of the Georgia Business Corporation Code (the "GBCC") and the Board of Directors of the Company has approved the Merger in accordance with the applicable provisions of the California General Corporation Law (the "CGCL"), and upon the terms and subject to the conditions set forth herein;

                  WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

                  WHEREAS, pursuant to the Merger, each outstanding share of the Company Common Stock, shall be converted into the right to receive a proportionate share of the Merger Consideration (as defined in Section 1.07), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, Shareholders believe the Merger is in their respective best interests and desire to enter into this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, the Company and Shareholders hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01    The Merger.

                  (a) Effective Time. At the Effective Time (as defined in
Section 1.02), and subject to and upon the terms and conditions of this Agreement, and the GBCC and the CGCL, the Company shall be merged with and into the Merger Sub, the separate corporate existence of the Company shall cease, and the Merger Sub shall continue as the surviving corporation. The Merger Sub, as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 11.01 and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger (the "Closing" and the date thereof being the "Closing Date") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VII, at the offices of Smith, Gambrell & Russell, LLP, 3343 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia, unless another date, time or place is agreed to in writing by the parties hereto.

         SECTION 1.02 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the GBCC (the "Georgia Certificate of Merger"), together with any required related certificates, with the Secretary of State of Georgia, in such form as required by, and executed in accordance with, the relevant provisions of the GBCC and a certificate of merger as contemplated by the CGCL (the "California Certificate of Merger"), together with any required related certificates, with the Secretary of State of California, in such form as required by, and executed in accordance with, the relevant provisions of the CGCL (the time of such filings being the "Effective Time").

         SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Georgia Certificate of Merger and the applicable provisions of the GBCC and the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04    Articles of Incorporation, By-Laws.

                  (a) Articles of Incorporation. At the Effective Time the Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of

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Incorporation of the Surviving Corporation until thereafter amended in accordance with the GBCC and such Articles of Incorporation.

                  (b) By-Laws. The By-Laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the GBCC, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

         SECTION 1.05 Directors and Officers. The Board of Directors of Merger Sub immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Corporation, each member to hold office in accordance with the Articles of Incorporation and ByLaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.06 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b)) shall be converted automatically into the right to receive the Merger Consideration described in Section 1.07 below.

                  (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                  (c) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding subsequent to the Effective Time.

         SECTION 1.07 Merger Consideration.

                  (a) The aggregate consideration to be paid by Parent in respect of the Shares issued and outstanding as of the Effective Time pursuant to the Merger shall be as follows (collectively, the "Merger Consideration"):

                      (i) $3,250,000 payable in cash in immediately
                  available funds by certified check or by wire transfer to such bank account as may be designated by the applicable Shareholder entitled to receive his pro rata portion thereof;

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                           (ii)  $3,250,000 payable in the form of installment
                  promissory notes (collectively, the "Term Notes") in the form attached hereto as Exhibit F; and

                           (iii) 627,500 shares of the Common Stock of Parent
                  (the "Parent Shares").

The allocation of the Merger Consideration among each of the Shareholders with respect to subsections 1.07(a)(i) through (iii) is set forth on Exhibit G.

                   (b) The Parent Shares have not been registered under the federal securities laws or any state securities laws and pending such registration may not be offered or sold except pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. In the event that there are splits, subdivisions or combinations of the shares of the common stock of Parent, the Parent Shares shall receive the same treatment, on a pro rata basis, as all other shares of the Common Stock of Parent.

         SECTION 1.08 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Shares thereafter on the records of the Company.

         SECTION 1.09 No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Company of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I. Until surrendered and exchanged in accordance with this Section, each certificate of Company Common Stock shall, after the Effective Time, represent solely the right to receive the Merger Consideration in respect of the Shares of Company Common Stock evidenced by such certificate and shall have no other rights. Except for interest due under the Term Notes, no interest shall accrue or be payable on any Merger Consideration.

         SECTION 1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368- 2(g) and 1.368-3(a) of the United States Treasury Regulations.

         SECTION 1.11 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub, the Company and the Shareholders will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and the Merger Sub

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immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF COMPANY AND SHAREHOLDERS

                  The Company, jointly and severally with each Shareholder, and each Shareholder, jointly and severally for himself and the Company and severally as to each other Shareholder, hereby represent and warrant to the Parent and Merger Sub as follows:

         SECTION 2.01 Power of Shareholders. Each Shareholder has full power and authority to execute and deliver this Agreement and the Operative Agreements to which he is a party and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

         SECTION 2.02 Execution. This Agreement has been duly and validly executed and delivered by the Company and each Shareholder and constitutes, and upon the execution and delivery by the Company and each Shareholder of the Operative Agreements to which the Company or such Shareholder is a party, such Operative Agreements will constitute, legal, valid and binding obligations of the Company and each Shareholder enforceable against such party in accordance with their respective terms.

         SECTION 2.03 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of California, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section
2.03 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section
2.03 of the Disclosure Schedule. Shareholders have, prior to the execution of this Agreement, delivered to Parent true and complete copies of the certificate of incorporation and by-laws or other comparable corporate charter documents of the Company as in effect on the date hereof. The Company has no Subsidiaries.

         SECTION 2.04 Capital Stock. The authorized capital stock of the Company consists solely of one hundred thousand (100,000) shares of Company Common Stock, of which only the Shares have been issued. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable and free of, if any, preemptive rights. Shareholders own the Shares, beneficially and of record, free and clear of all Liens. There are no outstanding Options with respect to the Company. Immediately prior to the Effective Time, each Shareholder will have good and marketable title to the Shares, in each case free and clear of all Liens and free and clear of all restrictions on transfer, except for those imposed by the Securities Act and all applicable state securities laws.

         SECTION 2.05 No Conflicts. The execution and delivery by each Shareholder (and solely as to each Shareholder, to the best of such Shareholder's Knowledge) and the Company of this Agreement do not, and the execution and delivery by each Shareholder and the Company of the Operative Agreements to which it or he is a party, the performance by each Shareholder and the Company of its or his respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) in the case of the Company, conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.05 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order in effect as of the Closing Date applicable to the Company or any of its Assets and Properties; or

                  (c) except as disclosed in Section 2.05 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Assets and Properties under, any Contract or License to which the Company is a party or by which any of its Assets and Properties is bound.

         SECTION 2.06 Governmental Approvals and Filings. Except for filings with the IRS and as otherwise required under the GBCC and the CGCL in connection with the consummation of the Merger, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Shareholder or the Company is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it or he is a party or the consummation of the transactions contemplated hereby or thereby.

         SECTION 2.07 Books and Records. Except as set forth in Section 2.07 of the Disclosure Schedule, the minute books and other similar records of the Company as made available to Parent prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the board of directors and committees of the board of directors of the Company. The stock transfer ledgers and other similar records of the Company as made available to Parent prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this

Agreement in the capital stock of the Company. The Company has none of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

         SECTION 2.08 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since January 1, 1995 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company or the Assets or Properties. Without limiting the foregoing, except as disclosed in
Section 2.08 of the Disclosure Schedule, there has not occurred between January 1, 1995 and the date hereof:

                           (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, or any redemption, purchase or other acquisition by the Company of any such capital stock of or any Option with respect to the Company;

                           (ii) any authorization, issuance, sale or other disposition by the Company of any shares of capital stock of or Option with respect to the Company, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company;

                           (iii)(A) except as disclosed in Section 2.08 of the Disclosure Schedule, incurrences by the Company of Indebtedness, or
         (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company;

                           (iv) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company;

                           (v) any change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company, or (y) any method of calculating any bad debt, contingency or other reserve of the Company for accounting, financial reporting or Tax purposes, or any change in the fiscal year of the Company;

                           (vi) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Company;

                           (vii)  any acquisition or disposition of, or
         incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company;

                           (viii) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company, (y) recapitalization, reorganization, liquidation or dissolution of the Company or (z) merger or other business combination involving the Company and any other Person;

                           (ix) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.17(a) or (B) any material License held by the Company;

                           (x) capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets;

                           (xi) any commencement or termination by the Company of any line of business;

                           (xii) any material transaction by the Company with any Shareholder, any Affiliate (other than the Company) or Associate of any Shareholder;

                           (xiii) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

                           (xiv) any other transaction involving or development affecting the Company outside the ordinary course of business consistent with past practice.

         SECTION 2.09  No Undisclosed Liabilities. Except as disclosed in
Section 2.09 of the Disclosure Schedule or any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Company or any of its Assets and Properties.

         SECTION 2.10 Taxes. All Tax Returns required to be filed by the Company prior to the Closing Date have been accurately prepared in all material respects and timely filed and all Taxes for which the Company may be held liable (other than the Taxes referred to in the next sentence), have been paid or accrued within the prescribed period or any extension thereof. All Taxes required to be withheld by the Company prior to the Closing Date, including, but not limited to, Taxes arising as a result of payments (or amounts allocable) to foreign persons or to employees of any such party, have been collected and withheld, and have been either paid to the respective Governmental or Regulatory Authorities, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books and records of the employer.

         SECTION 2.11 Legal Proceedings. Except as disclosed in Section 2.11 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of Shareholders, threatened against, relating to or affecting any Shareholder or the Company or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Parent, or (ii) if determined adversely to any Shareholder or the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or (y) Losses by the Company;

                  (b) there are no facts or circumstances Known to any Shareholder that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

                  (c) there are no Orders outstanding against the Company or any of its Assets and Properties.

         SECTION 2.12 Compliance With Laws and Orders. Except as disclosed in
Section 2.12 of the Disclosure Schedule, the Company is not or has not at any time been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any of its Assets and Properties.

         SECTION 2.13 Benefit Plans; ERISA.

                  (a) Disclosure. The Company has disclosed on Section 2.13 of the Disclosure Schedule a complete and correct list of all Benefit Plans, programs, agreements, commitments, practices or arrangements of any type, written or unwritten, (including, but not limited to, plans described in Section 3(3) of ERISA) maintained by the Company or with respect to which the Company has any obligation or liability, whether direct or indirect, actual or contingent.

                  (b) Announcements. The Company has not announced to its employees the establishment of a Benefit Plan other than those listed on
Section 2.13 of the Disclosure Schedule, and the Company has not agreed upon, or announced to its employees that it will implement future increases of benefit levels with respect to any Benefit Plan.

                  (c) Defined Benefit and Multiemployer Plans. Except as disclosed on Section 2.13 of the Disclosure Schedule, no Benefit Plan is a "defined benefit plan" as defined in Section

3(35) of ERISA and Section 414(j) of the Code, or a "multiemployer plan" as defined in Section 4001 of ERISA.

                  (d) Self-Funded Health Plans. Except as disclosed on Section
2.13 of the Disclosure Schedule, no Benefit Plan is a self-funded health plan within the meaning of Section 105(h) of the Code.

                  (e) Benefit Documentation and Information. With respect to each Benefit Plan, the Company has delivered or made available to Parent or its representatives, complete and correct copies of: (i) all Benefit Plan documents, (ii) all material employee communications about Benefit Plans (including, without limitation, all ERISA summary plan descriptions and material modifications thereto), (iii) the most recent Benefit Plan annual report, if applicable, and (iv) the most recent determination letter received from the Internal Revenue Service, if applicable.

                  (f) Qualification, Compliance, Prohibited Transactions, etc.. With respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) of the Code, such Benefit Plan so qualifies, and its trust or other funding vehicle is exempt from taxation under Section 501(a) of the Code, and no event has occurred which will or could give rise to disqualification of any such Benefit Plan or related funding agreement under Sections 401(a) or 501(a) of the Code; (ii) each Benefit Plan, and its related trust or funding vehicle, complies with and has been administered in material compliance with the provisions of ERISA and the Code; (iii) no breach of fiduciary duty has occurred with respect to which the Company may be liable or otherwise damaged;
(iv) no disputes are pending or threatened; (v) no prohibited transaction has occurred with respect to which the Company may be liable or otherwise damaged;
(vi) each Benefit Plan is fully funded as required by ERISA and the Code, and all contributions, premiums and other payment obligations have either been made on a timely basis, or have been accrued and reflected on the financial statements of the Company; (vii) all contributions made or required to be made meet the requirements for deductibility under the Code; (viii) the Company has expressly reserved to itself the right to amend, modify or terminate such Benefit Plan, or any portion thereof, without liability to itself; (ix) no such Benefit Plan requires the Company to continue to employ any employee, director or consultant of the Company; and (x) all required filings with governmental agencies have been promptly and timely made (including, if applicable, the filing of the Benefit Plan's annual report on Form 5500 series), and, to the extent applicable, all available governmental approvals for each Benefit Plan have been obtained and are in full force and effect.

                  (g) Retirement and Termination Benefits. The Company does not maintain any Benefit Plan and is not obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees, other than as an incidental benefit under a plan qualified under Section 401(a) of the Code, and other than, if applicable, benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (h) Effect of Merger. The consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, (ii) accelerate the time of payment or vesting, or increase the amount of, compensation due to any individual. No payment made or contemplated under any Benefit Plan constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (i) Assets of Plans. No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

         SECTION 2.14 Real Property. The Company owns no real property. Section
2.14 of the Disclosure Schedule lists all leases of real property to which the Company is a party. The Company has provided to Parent, prior to the date hereof, copies of all such leases.

         SECTION 2.15 Tangible Personal Property; Investment Assets. (a) The Company at Closing will be in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of its business, including all tangible personal property owned by the Company as of the date of the acquisition by the Company of its Assets and Properties other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.15(a) of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all respects with all applicable Laws.

                  (b) Section 2.15(b) of the Disclosure Schedule describes each Investment Asset owned by the Company on the date hereof and includes the name of the record and beneficial owner each such Investment Asset, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto. Except as disclosed in Section 2.15(b) of the Disclosure Schedule, all such Investment Assets are owned by the Company free and clear of all Liens other than Permitted Liens.

         SECTION 2.16 Intellectual Property Rights. The Company has interests in or uses only the Intellectual Property disclosed in Section 2.16 of the Disclosure Schedule, each of which the Company either has all right, title and interest in or a valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the business of the Company. Except as disclosed in Section 2.16 of the Disclosure Schedule,
(i) the Company has the right to use the Intellectual Property disclosed in
Section 2.16 of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or the named registrant or applicant to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company in respect of such Intellectual Property, (iv) Shareholders have delivered to, or made available to, Parent, prior to the execution of this Agreement, documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation, to the Knowledge of the Shareholders, is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) the Company is not or has not received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to the Knowledge of Shareholders, no such Intellectual Property is being infringed by any other Person. No Shareholder nor the Company has received notice that the Company is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of Shareholders, has been made to such effect that has not been resolved and, to the Knowledge of Shareholders, the Company is not infringing any Intellectual Property of any other Person.

         SECTION 2.17 Contracts. (a) Section 2.17(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to, or made available to, Parent prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties are bound:

                           (i) (A) all Contracts providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding any such Contracts referred to in clause (A)) involving an obligation of the Company to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee;

                           (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company;

                           (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                           (iv) all Contracts relating to Indebtedness of the Company or to preferred stock issued by the Company;

                           (v) all Contracts involving aggregate annual consideration payable to or by the Company valued in excess of $50,000 with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

                           (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

                           (vii) all Contracts between or among the Company, on the one hand, and any Shareholder, any Affiliate (other than the Company) or Associate of any Shareholder, on the other hand;

                           (viii) all collective bargaining or similar labor Contracts;

                           (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

                           (x) all other Contracts (other than leases listed in Section 2.14 of the Disclosure Schedule and Licenses listed in
         Section 2.18 of the Disclosure Schedule that in volve the payment or potential payment of money or monetary equivalents in excess of $50,000 per year, pursuant to the terms of any such Contract, by or to the Company.

                  (b) Each Contract required to be disclosed in Section 2.14,
Section 2.17(a) and Section 2.18 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in
Section 2.14, Section 2.17(b) or Section 2.18 of the Disclosure Schedule neither the Company, nor, to the Knowledge of Shareholders, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect. The Company is in compliance with all of its material obligations under the Boston Chicken Agreement and none of the funding provided by Boston Chicken for the development by the Company of the IntelliStore 2.0 Software has been misallocated or misappropriated.

                  (c) Except as disclosed in Section 2.17(c) of the Disclosure Schedule, the Company is not a party to or bound by, nor are the Assets and Properties of the Company subject to any Contract the breach of which, or as to which the present performance of the Company or, to the Company's knowledge, any other party thereto, could reasonably be expected to be materially adverse to the Business or Condition of the Company.

         SECTION 2.18 Licenses. Section 2.18 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of the Company(and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Shareholders have delivered to, or made available to, Parent true and complete copies of all such Licenses. No other Licenses are required by Law in order for the Company to operate its business and operations as it is currently operated. Except as disclosed in
Section 2.18 of the Disclosure Schedule:

                           (i) the Company owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

                           (ii) each License listed in Section 2.18 of the Disclosure Schedule is valid, binding and in full force and effect; and

                           (iii) the Company is not, or has not received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

         SECTION 2.19 Insurance. Section 2.19 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made"or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, direc tors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (i) have been issued to the Company or (ii) have been issued to any Person (other than the Company) for the benefit of the Company. Except as set forth in Section 2.19 of the Disclosure Schedule, the insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section 2.19 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and the Company nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in Section 2.19 of the Disclosure Schedule are placed with financially sound and reputable insurers and, in light of the respective business, operations and Assets and Properties of the Company, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         SECTION 2.20 Affiliate Transactions. Except as disclosed in Section 2.08, Section 2.17(a)(vii) or Section 2.20(a) of the Disclosure Schedule, (i) there are no intercompany Liabilities between the Company, on the one hand, and any Shareholder, any Affiliate (other than the Company) or Associate of any Shareholder, on the other, (ii) no Shareholder nor any such Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company, (iii) the Company does not provide or cause to be provided any assets, services or facilities to any Shareholder or any such Affiliate or Associate and (iv) the Company beneficially owns no, directly or indirectly, Investment Assets issued by any Shareholder or any such Affiliate or Associate. Except as disclosed in Section 2.20(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.20(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in Section 2.20(c) of the Disclosure Schedule, all settlements of intercompany Liabilities between the Company, on the one hand, and any Shareholder or any such Affiliate or Associate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

         SECTION 2.21 Employees; Labor Relations. Section 2.21 of the Disclosure Schedule contains a list of the name of each officer and employee of the Company at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. Shareholders have not received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Parent, because of the consummation of the transactions contemplated by this Agreement.

         SECTION 2.22 Bank and Brokerage Accounts; Investment Assets. Section
2.22 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and
(b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto.

         SECTION 2.23 No Powers of Attorney. The Company does not have any powers of attorney or comparable delegations of authority outstanding.

         SECTION 2.24 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 2.25 Applicable Laws. Shareholders have, and Shareholders have caused the Company to, comply with all applicable Laws including, without limitation, any Laws relating to the transactions contemplated by this Agreement.

         SECTION 2.26 Broker's and Finder's Fees. No Shareholder nor the Company has incurred, nor will any such Person incur, directly or indirectly, any liability for brokerage or finder's or agent's commission or any similar charges in connection with the Agreement, the Merger or any transaction contemplated hereby.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub, jointly and severally, hereby represent and warrant to Shareholders as follows:

         SECTION 3.01 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Each of Parent and Merger Sub has the full corporate power and authority to conducts its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each of the Parent and the Merger Sub is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction where the ownership, use or leasing of its Assets and Properties, or the conduct or the nature of its business makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonable be expected to have a materially adverse effect on the financial condition of Parent or Merger Sub.

         SECTION 3.02 Authority. The execution and delivery by Parent and Merger Sub of this Agreement and the Operative Agreements to which it is a party, and the performance by Parent and Merger Sub of its obligations hereunder and thereunder, will have been duly and validly authorized as of the Closing Date by the Board of Directors of Parent and Merger Sub, respectively, and the sole shareholder of Merger Sub, no other corporate action on the part of Parent, Merger Sub or their stockholders being necessary. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement and the Operative Documents by each Shareholder and the Company, constitutes, and upon the execution and delivery by Parent and Merger Sub of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with their terms.

         SECTION 3.03 Parent Shares. At the Effective Time, the Parent Shares will be duly authorized, validly issued, fully paid and nonassessable. The delivery of the certificates at the Closing representing the Parent Shares in the manner provided in Section 1.07 will transfer to each Shareholder beneficial and record title to the Parent Shares, free and clear of all Liens and free and clear of all restrictions on transfer except for those imposed by the Securities Act and all applicable state securities laws.

         SECTION 3.04 No Conflicts. The execution and delivery by Parent and Merger Sub of this Agreement do not, and the execution and delivery by Parent and Merger Sub of the Operative Agreements to which it is a party, the performance by Parent and Merger Sub of their obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of Parent or Merger Sub, respectively;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.05 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Parent, Merger Sub or any of their Assets and Properties; or

                  (c) except as disclosed in Schedule 3.04 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Parent or Merger Sub to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon the Parent Shares, Parent or Merger Sub or any of their respective Assets or Properties under, any Contract or License to which Parent or Merger Sub is a party or by which any of its Assets and Properties is bound.

         SECTION 3.05 Governmental Approvals and Filings. Except as disclosed in Schedule 3.05 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Merger Sub is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         SECTION 3.06 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Parent or Merger Sub, threatened against, relating to or affecting Parent or Merger Sub or any of their respective Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements. Except as set forth in the Company's SEC Documents (as defined below), there are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against Parent or Merger Sub pending or, to Parent's knowledge, threatened, which if determined adversely to Parent or Merger Sub, could be expected to result in a material adverse effect on the financial condition or results of operations of Parent and Merger Sub considered as a whole.

         SECTION 3.07 Capitalization. As of March 31, 1997, the authorized capital stock of Parent consisted of (i) 30,000,000 shares of no par value Common Stock of which 11,694,779 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, none of which were held in treasury, 4,000,000 shares were reserved for future issuance under the 1995 Stock Option Plan of Parent of which, as of March 31, 1997, 3,228,509 were subject to unexercised options (in addition, as of March 31, 1997, non-qualified options to purchase 264,000 shares of Common Stock have been granted by Parent outside of the 1995 Stock Option Plan), and (ii) 5,000,000 shares of preferred stock of which no shares are issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock without par value of which 100 shares are issued and outstanding. Except as described in the SEC Documents, as of the date hereof, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or other equity interests in Parent. All shares of the Common Stock of Parent subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as described in the SEC Documents (as hereinafter defined), as of the date hereof, there are no obligations, contingent or otherwise, of Parent to repurchase, redeem or otherwise acquire any shares of the Common Stock of Parent or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         SECTION 3.08 SEC Documents; Parents Financial Statements. Parent has furnished or made available to the Company and each of the Shareholders a true and complete copy of its Form 10-K for the fiscal year ended December 31, 1996, and its Form S-1, as amended, Registration No. 333-17723, declared effective as of February 12, 1997, (collectively, the "SEC Documents"), which Parent filed under the federal securities laws with the Securities and Exchange Commission ("SEC"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements. Parent has no material obligations other than (i) those set forth in the Parent Financial Statements and (ii) those not required to be set forth in the Parent Financial Statements under generally accepted accounting principles.

         SECTION 3.09 Broker's and Finder's Fees. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder's or agent's commission or any similar charges in connection with the Agreement, the Merger or any transaction contemplated hereby.

         SECTION 3.10 Compliance with Laws. Parent has complied with, is not in violation of, and has not received any notices of violation with respect to, any material federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

         SECTION 3.12 Disclosure. All material facts relating to the Business or Condition of Parent and Merger Sub have been disclosed to the Shareholders and the Company in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to the Shareholders or the Company pursuant to any provision of this Agreement, contains any untrue statement of a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                     COVENANTS OF SHAREHOLDERS AND COMPANY

                  Shareholders and the Company covenant and agree with Parent and Merger Sub that Shareholders and the Company will comply with all covenants and provisions of this Article IV, except to the extent Parent and Merger Sub may otherwise consent in writing.

         SECTION 4.01 Regulatory and Other Approvals. Shareholders and the Company will, and Shareholders will cause the Company to, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Shareholders or the Company to consummate the transactions contemplated hereby and by the

Operative Agreements, including without limitation those described in Sections
2.05 and 2.06 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Parent, Merger Sub or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Parent and Merger Sub as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Parent and Merger Sub to consummate the transactions contemplated hereby. Shareholders and the Company will provide prompt notification to Parent and Merger Sub when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Parent and Merger Sub of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         SECTION 4.02 Conduct of Business. Between the date hereof and the Closing Date, Company shall conduct its business in the ordinary course and in such a manner so that the representations and warranties contained in Article II shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date. Without limiting the generality of the foregoing, with respect to the Company's business, Company shall refrain from:

                  (i) incurring any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business;

                  (ii) permitting any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except in the ordinary course of business;

                  (iii) selling, transferring or otherwise disposing of any assets except in the ordinary course of business;

                  (iv) making any capital expenditure or commitment therefor, except in the ordinary course of business;

                  (v) increasing its indebtedness for borrowed money, except current borrowings in the ordinary course of business, or making any loan to any person;

                  (vi) writing off as uncollectible any accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate shall be material to the Company;

                  (vii) granting any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business;

                  (viii) canceling or waiving any claims or rights of substantial value;

                  (ix) making any change in any method of accounting or auditing practice;

                  (x) otherwise conducting its business or entering into any transaction with respect thereto, except in the usual and ordinary manner and in the ordinary course of its business; or

                  (xi) agreeing, whether or not in writing, to do any of the foregoing.

                  SECTION 4.03 Preservation of Business. The Company shall use commercially reasonable efforts (consistent with the Company's normal business practices) to preserve its business, and maintain the present suppliers and customers of its business.

                  SECTION 4.04 Notice of Events. The Company and the Shareholders shall promptly notify Parent of (i) any event, condition or circumstance occurring from the date hereof through the Closing Date and known to the Company or the Shareholders that would constitute a violation or breach of this Agreement, or (ii) any event, occurrence, transaction or other item known to the Company or the Shareholders which would have been required to have been disclosed on any schedule or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of the Shareholders or the Company materially misleading.

                  SECTION 4.05 Examinations and Inspections. Prior to the Closing Date, Parent and Merger Sub shall be entitled, through their respective employees and representatives, including, without limitation, their accountants and legal counsel, to make such inspection of the assets, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Company as Parent and Merger Sub reasonably desire. Any such inspection and examination shall be conducted at reasonable times and under reasonable circumstances which do not disrupt the business, properties or assets of the Company. In order that the Parent and Merger Sub may have full opportunity to make such business, accounting and legal review, examination or inspection as they may reasonably desire of the Company, the Company and the Shareholders shall furnish the representatives of the Parent and the Merger Sub during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause its officers, employees, agents, accountants and attorneys to cooperate with such representatives in connection with such review and examination.

                  SECTION 4.06 Books and Records. Until the Closing, the Company shall maintain its books, accounts and records in the usual manner on a basis consistent with the prior years.

                  SECTION 4.07 Material Contracts. The Company shall refrain from entering into, amending, modifying or consenting to the termination of any material contract or other material agreements (other than the presently pending agreements with IBM and Wendy's International) or waive any of the Company's material rights with respect thereto.

                  SECTION 4.08 Best Efforts to Close. The Company and the Shareholders agree to use their good faith best efforts to cause the Closing to occur on or before May 21, 1997.


                                   ARTICLE V

                       COVENANTS OF PARENT AND MERGER SUB

                  Parent and Merger Sub covenant and agree with Shareholders and the Company that, at all times from and after the date hereof until the Closing (and in the case of the covenants set forth in Section 5.04, for the periods specified therein), they will comply with all covenants and provisions of this Article V, except to the extent Shareholders and the Company may otherwise consent in writing.

         SECTION 5.01 Regulatory and Other Approvals. Parent and Merger Sub will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Parent or Merger Sub to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Schedules 3.04 and
3.05 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Shareholders, the Company or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, and (c) cooperate with Shareholders and the Company as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Shareholders or the Company to consummate the transactions contemplated hereby and by the Operative Agreements. Parent and Merger Sub will provide prompt notification to Shareholders and the Company when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Shareholders and the Company of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         SECTION 5.02 Registration of Parent Shares. (a) Parent agrees that if at any time prior to the first (1st) anniversary date of the Effective Date the Parent shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering, it will give notice in writing to such effect to the registered holders of the Parent Shares issued hereunder at least thirty (30) days prior to such filing, and, at the written request of any shareholder, made within ten (10) days after the receipt of such notice, will include therein at the Parent's cost and expense (excluding underwriting discounts, commissions and filing fees attributable to the Parent Shares included therein) the greater of fifteen percent (15%) of the Parent Shares or the percentage agreed to by the representative of Parent's underwriters for any such offering on a shareholder-by-shareholder basis (a "Piggyback Registration").

         (b) The Parent's obligations under Section 5.02(a) above with respect to each holder of Parent Shares are expressly conditioned upon such Shareholder furnishing to the Parent in writing such information concerning such holder and the terms of such Shareholder's proposed offering as the Parent shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Parent Shares is filed, such holder shall indemnify the Parent (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Parent within the meaning of the Securities Act, each underwriter for the Parent and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Parent by such Shareholder of the Parent Shares expressly for use in connection with such registration statement.

         (c) If, at any time after giving the written notice required by
Section 5.02(a) hereof of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, Parent shall determine for any reason not to register such securities, Parent may, at its election, give written notice of such determination to each Shareholder seeking to register Parent Shares and thereupon shall be relieved of its obligation to register any such Parent Shares in such instance; provided, however, that any such decision by Parent to discontinue or withdraw a registration statement as provided hereunder shall not relieve Parent from an obligation to register the applicable Parent Shares in the event that a subsequent registration of Parent Comment Stock is undertaken by Parent which would otherwise enable the Shareholders to obtain a Piggyback Registration of the applicable portion of the Parent Shares.

         (d) Parent shall not be obligated to effect any registration of Parent Shares under this Section 5.02 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans or incidental to the registration of any non-equity securities not convertible into equity securities; provided, however, that if Parent, in the context of any merger or business acquisition transaction consummated after the Closing Date, grants to any parties to the definitive acquisition or merger agreement for such transaction registration rights that are in the nature of "demand registration rights" with respect to shares of Parent Common Stock issued as part of such transaction equal to at least fifteen percent (15%) of the Parent Shares, the Parent agrees that in connection with any demand registration resulting from such transaction the Parent will cause fifteen percent (15%) of the Parent Shares to be registered in connection therewith.

         SECTION 5.03 Other Securities Matters. Parent hereby agrees to:

                           (a) Make and keep public information available concerning the Parent, as those terms are understood and defined in Rule 144 under the Securities Act;

                           (b) File with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

                           (c) So long as Shareholders own any Parent Shares, furnish to Shareholders forthwith upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, (i) an opinion of counsel addressed to the Parent's transfer agent necessary to the effect the transfer of any and all Parent Shares sold by the Shareholders; and (ii) a copy of the most recent annual or quarterly report of Parent, and such other reports and documents of Parent, and such other reports and documents so filed as Shareholders may reasonably request in availing itself of any rule or regulation of the SEC allowing Shareholders to sell any such Parent Shares without registration.

         SECTION 5.04 Compensation for Certain Employees; Location of Surviving Corporation; Stock Options. Parent hereby agrees:


                           (a) That following the Effective Date of the Merger and for a period of at least one (1) year thereafter, existing employees of the Company will be provided with compensation packages at least substantially similar in economic terms to their existing compensation packages. Such compensation packages will be proposed by David Douglas and will be subject to final approval by Parent.

                           (b) That it is not Parent's intent to relocate the existing employees of the Company outside the San Francisco Bay area, and accordingly, Parent agrees that for a period of one (1) year following the Effective Date of the Merger that Parent will not relocate the existing employees of the Company outside the San Francisco Bay area without the consent of any such employee being relocated.

              (c) That immediately following the Effective Date of the Merger, Parent will cause to be granted to current employees of the Company who are then employed options to purchase an aggregate of 300,000 shares of Parent Common Stock at an exercise price equal to the fair market value of such Parent Common Stock on the date of grant, such options to vest over a five (5) year period with such vesting to be in increments of twenty-five percent (25%) annually commencing on the second anniversary from the date such options were granted and to otherwise be subject to the terms of Parent's 1995 Stock Option Plan, with such options to be allocated among such employees as proposed by David Douglas and subject to final approval by Parent and the committee of Parent's Board of Directors that approves grants of employee stock options.

         SECTION 5.05 Best Efforts to Close. Parent and Merger Sub agree to use their good faith best efforts to cause the Closing to occur on or before May 21, 1997.


                                   ARTICLE VI

               CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB

                  The obligations of Parent and Merger Sub hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Parent and Merger Sub in their sole discretion):

         SECTION 6.01 Representations and Warranties. Each of the representations and warranties made by Company and Shareholders in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date.

         SECTION 6.02 Performance. The Company and Shareholders shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company and the Shareholders at or before the Closing.

         SECTION 6.03 Satisfaction of Certain General Conditions. (i) Parent shall be reasonably satisfied with the current financial statements of the Company and upon there having been, from the date of the balance sheet contained in such financial statements until the Closing Date, no material adverse change in the condition, financial or otherwise, of the Company or any material decrease in the net worth of the Company; and (ii) the completion, and Parent's reasonable satisfaction with the results thereof, of its due diligence investigation of the Company.

         SECTION 6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Parent or Merger Sub, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Parent, Merger Sub, the Company or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

         SECTION 6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent, Merger Sub, the Company and Shareholders to perform their obligations under this Agree ment and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Parent and Merger Sub, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

         SECTION 6.06 Third Party Consents. Subject to the last sentence of this Section 6.06, all consents (or in lieu thereof waivers), including, without limitation, the consent of Alex. Brown & Sons Incorporated to the issuance by Parent of the Parent Shares and such consents as may be required under the Contracts listed in Section 2.05(c) of the Disclosure Schedule, to the performance by Parent, Merger Sub, the Company and Shareholders of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Parent, Merger Sub, Shareholders or the Company is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Parent and Merger Sub, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Parent, Merger Sub or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Parent. Other than the consent of Alex. Brown & Sons Incorporated noted above, to the knowledge of Parent and Merger Sub there are no other such consents. To the extent any such consents required to be obtained by the Company or the Shareholders have not been obtained as of the Closing Date, Parent and Merger Sub agree to waive as a closing condition the requirement that such consents have been obtained as of the Closing Date and the Shareholders agree to use their best efforts to cause such consents to be obtained within thirty (30) days of the Closing Date.

         SECTION 6.07 Company and Shareholders' Certificates. Parent and Merger Sub shall have received from the Company and Shareholders a certificate dated the Closing Date, substantially in the form and to the effect of Exhibit A hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary to the Company, substantially in the form and to the effect of Exhibit B hereto.

         SECTION 6.08 Opinion of Counsel. Parent and Merger Sub shall have received the opinion of White & Lee, LLP, counsel to Shareholders and the Company, dated the Closing Date, which shall be in such form and substance as Parent may reasonably request.

         SECTION 6.09 Proceedings. All proceedings to be taken on the part of Shareholders and Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent and Merger Sub, and Parent and Merger Sub shall have received copies of all such documents and other evidences as Parent and Merger Sub may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith. In addition, the consummation of the Merger and the other transactions contemplated by this Agreement shall have been approved and authorized by the Board of Directors of Parent.

         SECTION 6.10 Employment Agreements. Parent and Merger Sub shall have received employment agreements executed by each of the Shareholders and Tom Saari, respectively, which employment agreements will contain provisions mutually agreeable to the parties thereto and shall otherwise be in form and content satisfactory to Parent and Merger Sub; provided, however, that the following terms shall be contained in the relevant employment agreements (collectively, the "Employment Agreements"):

                (a) The employment agreement for David Douglas will provide that (i) he will have the duties and responsibilities of the President of the Surviving Corporation and such other duties and functions as the Board of Directors of the Surviving Corporation shall assign to him from time to time, (ii) the employment term will be for a period of five (5) years, (iii) he will not be required to relocate outside of the San Francisco Bay area during the term of his employment unless agreed to by him, and (iv) for the greater of a period of three (3) years following the closing of the Merger or so long as he is then employed by the Surviving Corporation and, in each case, so long as he continues to own at least 200,000 Parent Shares, he will be invited to attend all meetings of the full Board of Directors of Parent and receive minutes of each such meeting and copies of all actions or resolutions approved by the Board of Directors by unanimous written consent to the same extent provided to Parent's directors.

                (b) The employment agreement for Glen Nelson will provide that (i) the employment term will be for a period of five (5) years, and (ii) he will not be required to relocate outside of the San Francisco Bay area during the term of his employment unless agreed to by him.

                 (c) Immediately following the Effective Date of the Merger, Parent shall grant to the Shareholders pursuant to their respective employment agreements, options to purchase an aggregate of 50,000 fully-vested shares of Parent Common Stock at an exercise price equal to the fair market value of such Parent Common Stock on the date of grant and otherwise subject to the terms of Parent's 1995 Stock Option Plan, with such options to be allocated among such persons as set forth in his respective employment agreement.

It is agreed that the provisions set forth above are intended to summarize only some of the material and other provisions of the Employment Agreements, and the parties hereto agree that in the event of any conflict between the foregoing terms and the executed Employment Agreements, the provisions of the executed Employment Agreements shall control.

         SECTION 6.11 Noncompetition Agreements. David Douglas, Glen Nelson and Mike Brown shall have entered into noncompetition agreements providing that they will not for a period of five (5) years after the consummation of the Merger directly or indirectly (i) compete with the Surviving Corporation, (ii) solicit customers or employees of the Surviving Corporation, and such agreements shall otherwise contain other terms customary for such agreements and shall otherwise be in form and substance acceptable to Parent.

         SECTION 6.12 Release Agreements. Parent and Merger Sub shall have received release agreements, or shall be the beneficiary of release agreements delivered to the Company, from each of the Shareholders, all in form and content satisfactory to Parent and Merger Sub.

         SECTION 6.13 Investor Representation Letters. Each Shareholder shall have executed and delivered to Parent an Investor Representation Letter substantially in the form of Exhibit E hereto.

         SECTION 6.14 Amendment to Boston Chicken Agreement. The Company and Boston Chicken shall have entered into an amendment to the Boston Chicken Agreement, which amendment shall be in form and substance acceptable to Parent and the Surviving Corporation


                                  ARTICLE VII

           CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS AND THE COMPANY

                  The obligations of Shareholders and the Company hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company and Shareholders in their sole discretion):

         SECTION 7.01 Representations and Warranties. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

         SECTION 7.02 Performance. Parent and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent and Merger Sub at or before the Closing.

         SECTION 7.03 Officers' Certificates. Parent and Merger Sub shall have delivered to Shareholders and Company a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of Parent and Merger Sub, substantially in the form and to the effect of Exhibit C hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Parent and Merger Sub, substantially in the form and to the effect of Exhibit D hereto.

         SECTION 7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         SECTION 7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Company, Shareholders, Parent and Merger Sub to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby
(a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

         SECTION 7.06 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Shareholders and the Company of their obligations hereunder and to the consummation of the transactions contemplated hereby,including, without limitation, those as are required under the Contracts listed in Section 2.05(c) of the Disclosure Schedule (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

         SECTION 7.07 Opinion of Counsel. Shareholders shall have received the opinion of Smith, Gambrell & Russell, LLP, counsel to Parent and Merger Sub, dated the Closing Date, which shall be in such form and substance as Shareholders may reasonably request.

         SECTION 7.08 Employment Agreements. The Employment Agreements shall have been entered into by the Surviving Corporation.

         SECTION 7.09 Proceedings. All proceedings to be taken on the part of Parent and Merger Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and Shareholders, and the Company and Shareholders shall have received copies of all such documents and other evidences as the Company and Shareholders may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VIII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS


         SECTION 8.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Parent and Merger Sub (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Shareholders, Parent and Merger Sub have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the Company, Shareholders, Parent and Merger Sub contained in this Agreement shall survive the Closing of the Merger as follows:

         (a) indefinitely with respect to the representations and warranties contained in Sections 2.03 and 2.04, and the covenants and agreements contained in Section 12.06;

         (b) until the expiration of the applicable statute of limitations with respect to any claims related thereto in the case of the representations and warranties contained in Section 2.10;

         (c) for a period of three years after the Closing Date with respect to the representations and warranties contained in Section 2.05; and

         (d) for a period of two years after the Closing Date with respect to the covenants and agreements contained in Sections 12.03 and 12.05 and for a period of eighteen (18) months with respect to any claims related thereto in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing;

provided, however, that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) of this Section 8.01 above will continue to survive if a claim for indemnity shall have been made under Section 9.02 on or prior to such termination date, until such claim has been satisfied or otherwise resolved.


                                   ARTICLE IX

                                INDEMNIFICATION

         SECTION 9.01      Indemnification.

                  (a) Subject to the other Sections of this Article IX, each Shareholder shall indemnify the Parent Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any of the following (determined in all cases as if the terms "material" or "materially" were not included therein):

                  (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of any Shareholder or the Company contained in this Agreement;

                  (ii) any failure of the Company to have been properly qualified in any jurisdiction where its activities required it to be so qualified prior to the Closing Date;

                  (iii) any failure of the Company to have properly paid any sales, use or other taxes required to have been paid in any jurisdiction where its activities required it to so pay such taxes prior to the Closing Date;

                  (iv) any recharacterization by any Governmental or Regulatory Authority of any bonus payments or distributions made by the Company to the Shareholders prior to the Closing Date;

                  (v) any litigation pending against the Company prior to the Closing Date; and

                  (vi) the failure or refusal of any customer(s) identified on Exhibit 2.17(x) to Section 2.17 of the Disclosure Schedule to pay required license fees or implementation and service charges arising after the Closing Date for which the basis of such customer(s) refusing to make such payments is the lack of any agreement or contract (or any enforceable agreement or contract) between the Company and such customer(s).

Notwithstanding anything else to the contrary contained herein, the indemnity obligations of the Shareholders in this Section 9.01 shall at no time exceed the greater of (i) $6,500,000 or (ii) the fair market value as of any date that a Claim Notice has been provided of all of the Parent Shares issued on the Closing Date (provided, however, that the maximum amount of all indemnity obligations determined under this subclause (ii) shall not exceed the sum of the Closing Date Value (as defined below) plus $6,500,000). For purposes of this Agreement "fair market value" of the Parent Shares shall be determined with reference to the closing price of shares of Parent Common Stock as quoted on NASDAQ, and "Closing Date Value" shall mean the fair market value as of the Closing Date of all of the Parent Shares issued on the Closing Date.

                  (b) Subject to the other Sections of this Article IX, Parent shall indemnify the Shareholder Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Parent and Merger Sub contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein). Notwithstanding anything else to the contrary contained herein, the indemnity obligations of Parent in this Section 9.01 shall at no time exceed the greater of (i) $6,500,000 or (ii) the fair market value as of any date that a Claim Notice has been provided of all of the Parent Shares issued on the Closing Date (provided, however, that the maximum amount of all indemnity obligations determined under this subclause (ii) shall not exceed the sum of the Closing Date Value (as defined above) plus $6,500,000).

         SECTION 9.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 9.02 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.02 is asserted against or sought to be collected from such Indemnified Party by a Person other than a Shareholder, Parent, Merger Sub or any Affiliate of a Shareholder or Parent (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Claim Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under
Section 9.02 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified

         Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 9.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation (including but not limited to access to his or its relevant Books and Records) to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.02(a)(i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.02 with respect to such Third Party Claim.

                               (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.02(a), or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this
         Section 9.02(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified

         Party's defense pursuant to this Section 9.02(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
         Section 9.02(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                      (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section
         9.02 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.02 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute with the claimant, and if not resolved through negotiations with the claimant within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 12.15 of this Agreement.

                  (b) In the event any Indemnified Party should have a claim under Section 9.02 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.02 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 12.15 of this Agreement.

                  (c) If with respect to matters covered in Section 9.02(b), the Indemnifying Party notifies the Indemnified Party that it does not dispute the non-Third Party Claim described in the Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Loss specified in the notice will be conclusively deemed to have been incurred by the Indemnified Party. If the Indemnifying Party has timely disputed the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute with the claimant, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 12.15 of this Agreement.

         SECTION 9.03. Limitations on Indemnification. The Shareholders shall have no liability with respect to the matters described in Section 9.01(a) until the total of all Losses with respect to such matters exceeds (a) $17,500 with respect to any individual claim and (b) $300,000 with respect to the aggregate of all Losses claimed, and then only for the amount by which such Losses in the aggregate exceed $300,000; provided, however, that the foregoing limitations of this Section 9.03 will not apply to any breach of any Shareholder's representations and warranties of which any Shareholder had Knowledge at any time prior to the date on which such representation and warranty was made or any intentional breach by any Shareholder of any covenant or obligation.


                                   ARTICLE X

                                  DEFINITIONS

         SECTION 10.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Acquisition Proposal" means any proposal for a merger or other business combination to which the Company is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, the Company, other than the transactions contemplated by this Agreement.

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Agreement and Plan of Merger and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.06 and 7.03, as the same shall be amended from time to time.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                  "Benefit Plan" means any Plan established by the Company, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Boston Chicken" means Boston Chicken, Inc.

                  "Boston Chicken Agreement" means that certain Software License, Services and Development Agreement, dated April 21, 1995, between Boston Chicken and the Company.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of Georgia are authorized or obligated to close.

                  "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company taken as a whole.

                  "Claim Notice" means written notification pursuant to Section 9.02(a) of a Third Party Claim as to which indemnity under Section 9.02 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 9.02, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

                  "Closing" means the closing of the transactions contemplated by Section 1.01(b).

                  "Closing Date" means the day of the Closing as set forth in
Section 1.01(b).

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Common Stock of Parent" or "Parent Common Stock" means the voting common stock, no par value per share, of Parent.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Common Stock" means the common stock, no par value per share, of the Company.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "Disclosure Schedule" means the record delivered to Parent by Shareholders herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Shareholders pursuant to this Agreement.

                  "Dispute Period" means the period ending forty-five (45) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice or such extended period as the parties may mutually agree.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Indemnified Party" has the meaning ascribed to it in Section 9.02(c).

                  "Indemnifying Party" has the meaning ascribed to it in
Section 9.02(c).

                  "Indemnity Notice" means written notification pursuant to
Section 9.02(b) of a claim for indemnity under Article IX by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company and issued by any Person other than the Company (other than trade receivables generated in the ordinary course of business of the Company).

                  "IRS" means the United States Internal Revenue Service.

                  "Knowledge of Shareholder(s)" or "Known to Shareholder(s)" or any similar phrase means the actual knowledge of any Shareholder of the Company.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "Operative Agreements" means the Agreement and any supporting or other agreements to be entered into in connection with the Merger.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Parent" has the meaning ascribed to it in the forepart of this Agreement.

                  "Parent Indemnified Parties" means Parent and its officers, directors, employees, agents and Affiliates.

                  "Parent Shares" has the meaning ascribed to it in Section
1.07.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company.

                  "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "Resolution Period" means the period ending forty-five (45) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice or such extended period as the parties may mutually agree.

                  "Shareholders" has the meaning ascribed to it in the forepart of this Agreement.

                  "Shareholder Indemnified Parties" means the Shareholders.

                  "Shares" has the meaning ascribed to it in the forepart of this Agreement.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Third Party Claim" has the meaning ascribed to it in Section 9.02(a).

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE XI

                                  TERMINATION

         SECTION 11.01 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by written consent of the parties hereto duly authorized by the Boards of Directors of Parent and the Company; or

                  (b) by either Parent or the Company if the Merger shall not have been consummated by May 28, 1997 (provided that the right to terminate this Agreement under Section 11.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                  (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by Parent or the Company, respectively, (i) if any representation or warranty of the Company and Shareholders or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue when made, or
(ii) upon a breach of any covenant or agreement on the part of the Company and the Shareholders or Parent and the Merger Sub, respectively, set forth in this Agreement, such that in either case of (i) or (ii) above the conditions set forth in Section 6.01 or 6.02, or Section 7.01 or 7.02, as the case may be, would not be satisfied (either (i) or (ii) above being a "Terminating Breach"), provided, that, if such Terminating Breach is curable prior to May 28, 1997, by the Company and the Shareholders or Parent and the Merger Sub, as the case may be, through the exercise of its reasonable efforts and for so long as the Company and the Shareholders or Parent and the Merger Sub, as the case may be, continues to exercise such reasonable efforts, neither the Company and the Shareholders nor the Parent and the Merger Sub, respectively, may terminate this Agreement under this Section 11.01; or

                  (e) by Parent and the Merger Sub, if any representation or warranty of the Company and the Shareholders shall have become untrue such that the condition set forth in Section 6.01 would not be satisfied, or by the Company and the Shareholders, if any representation or warranty of Parent and the Merger Sub shall have become untrue such that the condition set forth in
Section 7.01 would not be satisfied, in either case other than by reason of a Terminating Breach.

         SECTION 11.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or Shareholders except the provisions of Section 12.05 shall survive and nothing herein shall relieve any party from liability for any breach hereof.

                                  ARTICLE XII

                                 MISCELLANEOUS

         SECTION 12.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Parent or Merger Sub, to:

                  Radiant Systems, Inc.
                  1000 Alderman Drive
                  Alpharetta, Georgia  30202
                  Attn: Mr. John Heyman
                  Facsimile No.: (770) 772-3057

                  with a copy to:

                  Smith, Gambrell & Russell, LLP
                  Suite 1800
                  3343 Peachtree Road, N.E.
                  Atlanta, Georgia 30326-1010
                  Attn:  Arthur Jay Schwartz, Esq.
                  Facsimile No.:  (404) 264-2652

                  If to the Company or Shareholders, to:

                  Restaurant Management and Control Systems, Inc.
                  1233 Quarry Lane, Suite 145
                  Pleasanton, California 94566
                  Attn: David H. Douglas
                  Facsimile No.: (415) 417-8612

                  with a copy to:

                  White & Lee LLP
                  750 Menlo Avenue, Suite 380
                  Menlo Park, California 94025
                  Attn:  David R. Lee, Esq.
                  Facsimile No.: (415) 462-8621

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         SECTION 12.02 Entire Agreement. This Agreement and the Operative Agreements supersede the letter of intent, dated as of April 22, 1997, among Parent and the Shareholders, all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         SECTION 12.03 Expenses. Except as otherwise expressly provided in this Agreement Parent and Merger Sub, on the one hand, and the Company (on its own behalf and that of the Shareholders), on the other hand, shall be responsible for payment of their respective legal and accounting costs in connection with effectuating the Merger and the other transactions contemplated herein (whether consummated or not); provided, however, that if the Merger is consummated, the expenses to be borne by the Company shall be paid by the Company subject to a maximum amount of $100,000 for such expenses to be borne by the Company.

         SECTION 12.04 Public Announcements. At all times at or before the Closing, the Company, Shareholders, Merger Sub and Parent will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company sell goods or provide services or with whom the Company otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Shareholders and Parent will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

         SECTION 12.05 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective representatives and employees to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this

Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Parent's or Merger Sub's use of documents and information concerning the Company furnished by the Company and Shareholders hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its representatives.

         SECTION 12.06 Further Assurances; Post-Closing Cooperation. (a) At any time or from time to time after the Closing, Shareholders shall execute and deliver to Parent and Merger Sub such other documents and instruments, provide such materials and information and take such other actions as Parent or Merger Sub may reasonably request to carry out the terms of this Agreement and, to the full extent permitted by Law, to put Parent in actual possession and operating control of the Company and its Assets and Properties and Books and Records, and otherwise to cause Shareholders to fulfill their respective obligations under this Agreement and the Operative Agreements to which either or both is a party.

                  (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

                  (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Shareholders in accordance with this paragraph shall be held confidential by Shareholders in accordance with Section 12.05.

                  (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

         SECTION 12.07 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         SECTION 12.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         SECTION 12.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

         SECTION 12.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         SECTION 12.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         SECTION 12.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.



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




         SECTION 12.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         SECTION 12.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         SECTION 12.15 Arbitration. (a) In the event of any controversy or claim arising out of or relating to this Agreement, the agreements to be entered into between or among the parties hereto pursuant to this Agreement or the transactions contemplated hereby and thereby, the parties hereto that are involved in such claim or controversy shall first attempt to resolve such matter by negotiations conducted in good faith and if such negotiations have not resulted in a resolution of such matter in the reasonable opinion of any party thereto, the matter shall be submitted to and be finally resolved by arbitration pursuant to the provisions of the United States Arbitration Act (9 U.S.C. ss. 1 et seq.), to be conducted by Judicial Arbitration and Mediation Services ("JAMS"), with such arbitration to be held in a forum within the jurisdiction of the party against whom the claim has been brought or asserted in accordance with JAMS' commercial arbitration rules then in effect. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in accordance with Section
12.01 of this Agreement. The arbitrators shall render a judgment of default against any party who fails to appear in a properly noticed arbitration proceeding. The arbitration shall be conducted by a panel of three arbitrators selected pursuant to JAMS rules. Other than the exchange of information which is provided to the arbitrators by the parties, no informational discovery shall be permitted except to the extent authorized by the arbitrators for such matter. The cost of arbitration shall be borne equally by the parties thereto. The parties agree that arbitration proceedings must be instituted by means of a demand for arbitration within one (1) year after the party asserting the claim became aware of the claim (or should reasonably have become aware of such claim). The failure of the party asserting the claim to institute such proceedings during such one (1) year period shall constitute an absolute bar to the institution of any other proceedings with respect to such claim and a waiver of all claims related thereto. Any award or decision rendered in such arbitration shall be final and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction if necessary.

         (b) Notwithstanding subsection (a) above to the contrary, any party may seek temporary or preliminary injunctive relief against the other party at any court or proper jurisdiction with respect to any and all preliminary injunctive or restraining procedures pertaining to this Agreement or the breach thereof, pending the outcome of any arbitration proceeding.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered under seal by the parties hereto as of the date first above written.

                              PARENT:

                              RADIANT SYSTEMS, INC.
(CORPORATE SEAL)
                              By: /s/ John Heyman
                                  --------------------------------------
                              Name:   John Heyman
                              Title:  Executive Vice President and
                                      Chief Financial Officer


                              MERGER SUB:

                              ReMACS ACQUISITION CORPORATION
(CORPORATE SEAL)
                              By: /s/ John Heyman
                                  ---------------------------------------
                                  John Heyman
                                  Executive Vice President


                              SHAREHOLDERS:

                              /s/ David Douglas                          (SEAL)
                              -------------------------------------------
                              DAVID DOUGLAS

                              /s/ Glen Nelson                            (SEAL)
                              -------------------------------------------
                              GLEN NELSON

                              /s/ Marshall Lim                           (SEAL)
                              -------------------------------------------
                              MARSHALL LIM

                              /s/ Mike Brown                             (SEAL)
                              -------------------------------------------
                              MIKE BROWN


                              COMPANY:
(CORPORATE SEAL)
                              RESTAURANT MANAGEMENT AND CONTROL
                              SYSTEMS, INC.

                              By: /s/ David Douglas
                                  ----------------------------------------
                              Name: David Douglas
                                Title: President




                                       47